                                   EXHIBIT 11

                 EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

                SCHEDULE OF CALCULATION OF PER SHARE NET INCOME

                                    FOR THE THREE MONTHS ENDED                         FOR THE TWELVE MONTHS ENDED
                                          FEBRUARY 29, 1996                                  FEBRUARY 29, 1996
                                  ---------------------------------                  ---------------------------------

                                           WEIGHTED    CALCULATED                      WEIGHTED            CALCULATED
                                   NET     AVERAGE         PER               NET       AVERAGE                 PER
                                  INCOME    SHARES        SHARE             INCOME      SHARES                SHARE
                                  ------   ---------   ------------         -------   -----------          -----------

Shares outstanding and net
income used in the
determination of basic net
income per share                ($125,000)  10,703,668  ($0.01)         $10,308,000    10,690,677              $0.96

Options                                        (A)                                        518,185

Used in the determination of
primary net income per share    ($125,000)  10,703,668   (0.01)         $10,308,000    11,208,862              $0.92

Options                                        (A)                                         96,691

Used in the determination of
fully diluted net income per    ($125,000)  10,703,668  ($0.01)         $10,308,000    11,305,553              $0.91
share




                                      FOR THE THREE MONTHS ENDED                         FOR THE TWELVE MONTHS ENDED
                                          FEBRUARY 28, 1995                                   FEBRUARY 28, 1995
                                  ------------------------------                     -------------------------------

                                             WEIGHTED     CALCULATED                 WEIGHTED      CALCULATED
                                   NET       AVERAGE         PER             NET     AVERAGE            PER
                                  INCOME      SHARES        SHARE           INCOME    SHARES          SHARE
                                  ------     ---------- -------------       ------   -----------   ------------
Shares outstanding and net
income used in the
determination of basic net
income per share              ($1,266,000)  10,571,830  ($0.12)         $7,627,000     10,557,328     $0.72


Options                                        (A)                                        274,367

Used in the determination
of primary net net income     ($1,266,000)  10,571,830  ($0.12)         $7,627,000     10,831,695     $0.70
per share

Options                                        (A)                                         2,950

Used in the determination of
fully diluted net income per  ($1,266,000)  10,571,830  ($0.12)         $7,627,000     10,834,645     $0.70
share

_____________________
(A) Excluded due to net loss during period